                                                             Exhibit No. EX-99.2

                            Joint Filer Information

Name of Joint Filer: John T. Kim, as Co-trustee of the John T. Kim Trust dated
                     5/17/04 for the benefit of his children (Irrevocable)

Address:             1345 Enterprise Drive
                     West Chester, Pennsylvania 19380

Designated Filer:    Susan Y. Kim

Issuer & Ticker
Symbol:              Amkor Technology, Inc. (AMKR) (NASDAQ National Market System)

Date of Event
Requiring Statement: May 17, 2004

Signature:           /s/Memma S. Kilgannon              Date:  May 27, 2004
                     Memma S. Kilgannon
                     As Attorney-in-Fact for John T. Kim, in his
                     capacity listed above (power of attorney previously filed
                     December 11, 1998)

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